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Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-188381, 333-208784, 333-227169, 333-232402, and 333-265967) and Form S-8 (Nos. 333-184884, 333-204129, 333-228267, 333-238613, 333-257659, and 333-264492) of ClearSign Technologies Corporation of our report dated March 31, 2023 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BPM CPA LLP

March 31, 2023

Santa Monica, California

bpmcpa.com